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                                                                 EXHIBIT 10.5
                 AMENDMENT TO THE ADVANTIS/SPS PAYMENT SYSTEMS, INC.
                  MASTER AGREEMENT FOR SYSTEMS OPERATIONS SERVICES


   This document amends the Advantis/SPS Payment Systems, Inc. Master Agreement for Systems Operations Services, executed by Advantis and SPS Payment Systems, Inc. ("SPS") on September 17, 1993 ("Master Agreement").

   Any defined terms set forth below shall be interpreted consistent with the meanings set forth in the Master Agreement, unless otherwise specifically stated.

   WHEREAS, SPS is an affiliate of Dean Witter, Discover & Co. ("DWD"); and

   WHEREAS, since September 17, 1993, SPS has procured Services from Advantis under the Master Agreement, and pursuant to the terms of such agreement, has been eligible to and has obtained a number of such Services at the prices charged to DWD and its DWD Affiliates under the Advantis/Dean Witter Financial Services Group, Inc. Master Agreement for Systems Operations Services, executed by Advantis and Dean Witter Financial Services Group, Inc. on November 19, 1992 ("1992 DWD Agreement"); and

   WHEREAS, Advantis and DWD have recently renegotiated the 1992 DWD Agreement and executed a new Advantis/Dean Witter, Discover & Co. Amended Master Agreement for Systems Operations Services, dated March 13, 1997 ("1997 DWD Amended Agreement"), which incorporates different charges, charging structures and methodologies from the 1992 DWD Agreement; and

   WHEREAS, SPS and Advantis desire that SPS be eligible to obtain certain Advantis Services under the same charges, charging structure and methodologies contained in the 1997 DWD Amended Agreement;

   NOW, WHEREFORE, SPS and Advantis agree that the following terms and conditions amend the Master Agreement, and SPS and Advantis (to the extent applicable), agree to the following:

      Notwithstanding anything in the Master Agreement to the contrary, SPS, at its option, shall be entitled to either 1) the pricing for all Services (pursuant to the charging structure and methodologies contained in the 1997 DWD Amended Agreement) that is afforded DWD under the 1997 DWD Amended Agreement, or 2) negotiate separate, new charges for Services directly with Advantis under the Master Agreement, provided that in any event, SPS may choose to obtain any or all of the following specific Services (collectively referred to as "Transaction Network Services" or "TNS") at the current pricing, terms, and conditions set forth in the Matrix tables 1-6 under the Master Agreement:

         1.Authorization (BTC);
         2.Draft Capture (BTC3);
         3.Download (BTC4);
         4.New Account Processing (BTC5);
         5.950 Metered Time (MT2); and
         6.800 Metered Time (MT3).

   Section 2.4 of the Master Agreement shall be amended to extend the Term through December 31, 1999.

   Section 2.5(a) shall be replaced in its entirety with the following:
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      (a) to notify Customer in writing whether it desires to renew this Master
   Agreement and of the proposed prices and terms to govern such renewal not less than 18 months prior to the expiration of the Term. If Advantis so notifies Customer that it desires to renew this Master Agreement, Customer agrees to inform Advantis in writing whether it desires to renew not less than 12 months prior to the expiration of the Term. Failure by either Advantis or Customer to provide notice at the time specified above shall be deemed notice of intent not to renew this Master Agreement. If either Customer or Advantis does not wish to renew this Master Agreement, it shall expire at the end of the Term. If both Advantis and Customer desire to renew this Master Agreement but are unable to agree upon renewal prices, terms and conditions no later than six months prior to the expiration of the Term, then Customer may elect to extend this Master Agreement for up to one year, but not less than six months at the then-current prices
   (including charging structure and methodologies available to DWD Affiliates under the 1997 DWD Amended Agreement), and the applicable terms and conditions in effect under the Master Agreement during the last year of the Term by notifying Advantis of its election six months prior to the expiration of the Term. If Advantis and Customer are unable to reach agreement on renewal during such extension period, if any, this Master Agreement will expire at the end of such extension period.

   Schedule C of the Master Agreement shall be deleted in its entirety and replaced with Amended Schedule C, attached hereto.

   Except for the TNS Matrix tables 1-6, SPS acknowledges and agrees that there are no other pricing tables (either Matrix or non-Matrix) which are currently available for SPS to utilize under the 1992 DWD Agreement.

   For those Services which SPS decides to obtain pursuant to the DWD prices under the 1997 DWD Amended Agreement as described above, Advantis shall be responsible for providing the same type and level of detail of information related to billing, volume utilization, estimated charges and other similar information to SPS as Advantis is obligated to provided to DWD's other DWD Affiliates pursuant to Advantis' obligations under the 1997 DWD Amended Agreement. Notwithstanding the foregoing, DWD shall be solely responsible to Advantis for payment to Advantis for all Services which SPS uses or consumes as a DWD Affiliate under the 1997 DWD Amended Agreement prices.

   Unless otherwise specifically modified or amended by the foregoing, all other terms and conditions of the Master Agreement shall remain in full force and effect.

   This amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the parties.



   THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT AND AMENDMENT, UNDERSTAND IT, AND, TO THE EXTENT APPLICABLE TO A PARTY HERETO, AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS AND THAT THIS AGREEMENT AND AMENDMENT SUPERSEDES ALL PROPOSALS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER DESCRIBED IN THIS AGREEMENT AND AMENDMENT.


ADVANTIS                                  SPS PAYMENT SYSTEMS, INC.

Signature:   Patrick M. Kerin             Signature:  Robert L. Wieseneck

Title:  Executive Vice President & CFO    Title:      President

Date:   March 13, 1997                    Date:       March 13, 1997



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